Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of March 19, 2008 (the “Supplemental Indenture”), by and among Barrington Broadcasting Group LLC, a Delaware limited liability company (the “Issuer”), Barrington Broadcasting Capital Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the guarantors party hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), to the Indenture, dated as of August 11, 2006 (the “Indenture”), among the Issuers, the Guarantors and the Trustee.  Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

WITNESSETH:

WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 10½% Senior Subordinated Notes due 2014 (the “Notes”);

WHEREAS, Section 9.2 of the Indenture provides that the Issuers, the Guarantors, if any, and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, enter into an indenture or indentures supplemental to the Indenture;

WHEREAS, the Issuers have solicited consents from the Holders of the Notes, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated March 10, 2008 (the “Consent Solicitation”), to amend and modify Section 4.3 of the Indenture (the “Proposed Amendments”);

WHEREAS, the Consent Solicitation is conditioned upon, among other things, the Proposed Amendments to the Indenture set forth herein having been approved by Holders of not less than a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”);

WHEREAS, the Issuers have received and delivered to the Trustee the Requisite Consents to effect the Proposed Amendments under the Indenture; and

WHEREAS, the Issuers and the Guarantors have been authorized by a resolution of their respective Board of Directors, managing members or members, as applicable, to enter into this Supplemental Indenture.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuers, the Guarantors and the Trustee hereby agree as follows:

Article I.

Amendments to the Indenture

1.1        Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

1.2        Amendment of Section 4.3.  Section 4.3 of the Indenture is hereby deleted in its entirety and is replaced with the following:

“Section 4.3  Provision of Financial Information.

So long as any Notes are outstanding, the Issuer shall:

(a)        Provide to the Trustee for delivery to the Holders of the Notes, and make available via the internet, within 45 days after the end of each of the first three quarters of each fiscal year of the Issuer and within 90 days after the end of each fiscal year of the Issuer, (i) financial statements prepared in accordance with GAAP and (ii) such other information that would be required to be contained in quarterly reports on Form 10-Q and annual reports on Form 10-K, respectively, if the Issuer was required to file such reports, except information with respect to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the Commission promulgated as a result thereof (including, but not limited to, Rules 13a-15 and 15d-15 of the Exchange Act and Items 307 and 308 of Regulation S-K and the certifications required thereby);

(b)        Provide to the Trustee for delivery to the Holders of the Notes, and make available via the internet, such information that would be required to be contained in a current report on Form 8-K if the Issuer was required to file such current reports within the time periods specified in the Commission’s rules and regulations, except, if applicable, information with respect to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the Commission promulgated as a result thereof;

(c)        Provide the information described in clauses (a) and (b) above to the Trustee for delivery to (i) beneficial owners of the Notes who certify that they are beneficial owners of the Notes; (ii) prospective investors who certify that they are prospective investors of the Issuer and (iii) securities analysts who certify that they are securities analysts, in each case upon the written request of such individuals to receive such information;

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(d)        Furnish to the Holders of Notes and  prospective investors, in each case upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; and

(e)        Conduct a quarterly conference call for the Holders of the Notes and securities analysts to discuss the information contained in the Issuer’s quarterly and annual reports following the delivery of each such quarterly and annual report pursuant to clause (a) above.”

Article II.

Miscellaneous

2.1        Continuing Effect of the Indenture.  Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

2.2        Reference and Effect on the Indenture.  Each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires.

2.3        Trust Indenture Act Controls.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

2.4        Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  The parties to this Supplemental Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Supplemental Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

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SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

2.5        Successors.  All agreements of the Issuers and the Guarantors in this Supplemental Indenture, as applicable, shall bind their respective successors and assigns.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

2.6        Severability.  In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.7        Headings.  The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

2.8        Counterpart Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

BARRINGTON BROADCASTING GROUP LLC,
as Issuer

By:	/s/ Warren Spector
Name:	Warren Spector
Title:	Chief Financial Officer

BARRINGTON BROADCASTING CAPITAL CORPORATION,
as Co-Issuer

By:	/s/ Warren Spector
Name:	Warren Spector
Title:	Chief Financial Officer

BARRINGTON QUINCY LLC

BARRINGTON JEFFERSON CITY LLC

BARRINGTON AMARILLO LLC

BARRINGTON FLINT LLC

BARRINGTON PEORIA LLC

BARRINGTON MYRTLE BEACH LLC

BARRINGTON HARLINGEN LLC

BARRINGTON KIRKSVILLE LLC

BARRINGTON COLORADO SPRINGS LLC

BARRINGTON COLUMBIA LLC

BARRINGTON ALBANY LLC

BARRINGTON MARQUETTE LLC

BARRINGTON TOLEDO LLC

BARRINGTON TRAVERSE CITY LLC

BARRINGTON SYRACUSE LLC

BARRINGTON BAY CITY LLC

BARRINGTON PEORIA LICENSE LLC

BARRINGTON FLINT LICENSE LLC

BARRINGTON BAY CITY LICENSE LLC

BARRINGTON MYRTLE BEACH LICENSE LLC

BARRINGTON SYRACUSE LICENSE LLC

BARRINGTON HARLINGEN LICENSE LLC

BARRINGTON TRAVERSE CITY LICENSE LLC

BARRINGTON MARQUETTE LICENSE LLC

BARRINGTON QUINCY LICENSE LLC

BARRINGTON AMARILLO LICENSE LLC

BARRINGTON COLUMBIA LICENSE LLC

BARRINGTON COLORADO SPRINGS LICENSE LLC

BARRINGTON ALBANY LICENSE LLC

BARRINGTON KIRKSVILLE LICENSE LLC

BARRINGTON JEFFERSON CITY LICENSE LLC

BARRINGTON TOLEDO LICENSE LLC

By:	/s/ Warren Spector
Name:	Warren Spector
Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President